UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

300 Smith Street, Farmingdale, New York 11735
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On August 19, 2005 P&F Industries, Inc. (the “Company”) dismissed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm and engaged Grant Thornton LLP (“Grant Thornton”) in that capacity. The Audit Committee of the Board of Directors of the Company approved the decision to change accountants.

The report of BDO on the Company’s financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

At no time during the Company’s past two (2) fiscal years or the period from January 1, 2005 to August 19, 2005 (a) were there any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its report on the financial statements for such years; and (b) were there any reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. Attached as Exhibit 16.1 is a copy of BDO’s letter, dated August 19, 2005.

At no time during the Company’s past two (2) fiscal years or the period from January 1, 2005 to August 19, 2005 did the Company consult with Grant Thornton with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

16.1	Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated August 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: August 24, 2005	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Title: Vice President and Chief Financial Officer